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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements of the BISYS Group, Inc. on Form S-3 (Nos. 333-64947, 333- 78003 and 333-81013) and in the Registration Statements of The BISYS Group, Inc. on Form S-8 (File Nos. 33-91666, 33-91676, 333-02966, 333-39229, 333-39601, 333-43347,
333-43349, 333-43351, 333-65185 and 333-81683) of our report dated August 15,
2000 relating to the financial statements of Pictorial Holdings, Inc., which appears in the Current Report on Form 8-K of The BISYS Group, Inc. dated July 1, 2000.


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
September 15, 2000